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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 22, 2004, accompanying the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. and its subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
June 19, 2006